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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of SL Green Realty Corp. (the "Company") for the registration of 2,383,284 shares of its common stock and to the incorporation by reference therein of our reports (i) dated February 10, 1998, except for the last two paragraphs in Note 15, as to which the date is March 18, 1998, with respect to the consolidated financial statements and schedule of the Company for the period August 21, 1997 (date of commencement of operation) to December 31, 1997, (ii) dated February 10, 1998 with respect to the combined financial statements and schedule of SL Green Predecessor for the period January 1, 1997 to August 20, 1997 and for the two years in the period ended December 31, 1996, and (iii) dated February 10, 1998 with respect to combined financial statements of the uncombined joint ventures of SL Green Predecessor for the period January 1, 1997 to August 20, 1997 and for the two years in the period ended December 31, 1996, included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission on March 31, 1998. We also consent to the use of our reports
(i) dated December 16, 1997 with respect to the statements of revenues and certain expenses for the property and mortgage of 17 Battery Place for the year ended December 31, 1996, included in its Form 8-K/A, dated December 18, 1997 and filed with the Securities and Exchange Commission on March 3, 1998; (i) dated March 13, 1998 with respect to the statement of revenues and certain expenses for the 1466 Broadway property for the year ended December 31, 1997, and (ii) dated March 13, 1998 with respect to the statement of revenues and certain expenses for the 420 Lexington Avenue leasehold interest for the year ended December 31, 1997, included in its Form 8-K/A, dated March 18, 1998 and filed with the Securities and Exchange Commission on May 11, 1998; (i) dated June 5, 1998 with respect to the statement of revenues and certain expenses for the 1412 Broadway property for the fiscal year ended April 30, 1998, included in its Form 8-K/A, dated August 14, 1998 and filed with the Securities and Exchange Commission on October 28, 1998. Additionally, we also consent to the use of our reports (i) dated March 11, 1998 with respect to the statement of revenues and certain expenses for the 321 West 44th Street property for the year ended December 31, 1997, (ii) dated March 24, 1998 with respect to the statement of revenues and certain expenses for the 711 Third Avenue leasehold interest for the year ended December 31, 1997, (iii) dated March 31, 1998 with respect to the statement of revenues and certain expenses for the 440 Ninth Avenue property for the year ended December 31, 1997, (iv) dated March 31, 1998 with respect to the statement of revenues and certain expenses for the 38 East 30th Street property for the year ended December 31, 1997, and (v) dated March 31, 1998 with respect to the statement of revenues and certain expenses for the 116 Nassau Street property for the year ended December 31, 1997, included in its Form 8-K, dated April 24, 1998 and filed with the Securities and Exchange Commission on May 11, 1998.

                                          /s/ Ernst & Young LLP

New York, New York
December 30, 1998